Exhibit 32.2
Written Statement
Pursuant To
18 U.S.C. Section 1350
     The undersigned, John A. Elwood, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that:
     (i) the Form 10-Q for the quarterly period ended August 31, 2011 of the Company (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 14, 2011

By:	/s/ JOHN A. ELWOOD
Senior Vice President—Finance and Administration,
Chief Financial Officer